Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES 2013 FIRST QUARTER FINANCIAL RESULTS

Q1 2013 OVERVIEW

•	Revenue of $12.4 million compared to $13.4 million in Q1 2012

•	Gross profit of $3.1 million, or 24.9% of revenue, compared to $3.9 million, or 29.3% of revenue, in Q1 2012

•	Net loss of $1.2 million, or $0.06 per diluted share, compared to net income of $0.5 million, or $0.03 per diluted share, in Q1 2012

At March 31, 2013

•	Total cash and equivalents of $18.7 million, or $1.02 per diluted share

•	Working capital of $28.2 million

•	$0 long-term debt

•	Backlog of $44.9 million

Sykesville, MD – May 14, 2013 - GSE Systems, Inc. (“GSE” or “the Company”) (NYSE MKT: GVP), a global energy services solutions provider, today announced financial results for the first quarter ended March 31, 2013.

Jim Eberle, Chief Executive Officer of GSE, commented, “Lower revenue and ongoing investments in our business and infrastructure combined to produce a disappointing Q1 2013.  Although we foresee a soft first half of this year, we believe that our results will improve in the second half of 2013 as many of the contract awards expected to take place early this year are now anticipated to occur in the third and fourth quarters.  The investments we are committing to our people, processes, and infrastructure have us well-positioned to capitalize on this expected activity.  Our bid and proposal activity spans geographies and end markets, and we are continuing to focus on improving our results through a combination of new business initiatives, the introduction of new solutions, and acquisition opportunities both in the U.S. and abroad.   Our efforts remain supported by our strong financial position that, at quarter end, included cash and equivalents of $18.7 million, or $1.02 per diluted share, working capital of $28.2 million, and no long-term debt.”

Q1 2013 RESULTS

Q1 2013 revenue declined to $12.4 million from $13.4 million in Q1 2012. Higher revenue from the $36.0 million Slovakia simulator project in Q1 2013 ($2.9 million) compared to Q1 2012 ($1.1 million) was offset by a $2.1 million decline in revenue from nuclear simulation projects in Germany and Japan, along with a decrease of $800,000 in fossil fuel simulation revenue as compared to Q1 2012.

Gross profit in Q1 2013 was $3.1 million, or 24.9% of revenue, as compared to $3.9 million, or 29.3% of revenue, in Q1 2012.  The decline in gross profit was driven by the higher percentage of revenue associated with the Slovakian project in Q1 2013 (23.3%) as compared to the percentage realized in Q1 2012 (8.0%), as revenue from the Slovakia project has an overall gross profit margin that is lower than GSE’s normal gross profit margin.  Lower revenue from GSE’s core businesses also contributed to lower gross profit.

Operating loss for Q1 2013 was $1.3 million compared to operating income of $218,000 in Q1 2012, the result of lower total revenue, revenue mix, and a $679,000 increase in general & administrative (“G&A”) expenses.  Higher G&A in Q1 2013 included: $185,000 of support and maintenance costs associated with the implementation of a global ERP system in Q3 2012, versus no such expenses in Q1 2012; $200,000 of costs associated with the new larger GSE UK office which was occupied in December 2012 and an increase in the allocation of GSE UK’s management expenses to G&A in 2013; and   foreign currency translation losses.

Net loss for Q1 2013 was $1.2 million, or $0.06 per basic and diluted share, compared to a net income of $530,000, or $0.03 per basic and diluted share, in the same period last year.

The EBITDA (Earnings before interest, taxes, depreciation and amortization) loss for Q1 2013 was ($922,000) compared to EBITDA of $919,000 in Q1 2012.

Backlog at March 31, 2013 was $44.9 million compared to $51.9 million at December 31, 2012.

GSE’s cash position at March 31, 2013 was $18.7 million, excluding $2.6 million of restricted cash and unrestricted Certificates of Deposit, as compared to cash and equivalents of $22.4 million, excluding $2.8 million of restricted cash and unrestricted Certificates of Deposit, at December 31, 2012.  During Q1 2013, the Company made earnout payments totaling $979,000 to the former EnVision shareholders.   In addition, due to the timing of milestone payments made to the DCS vendor on the Company’s Slovakia simulator project versus cash receipts from the customer, the Company’s cash balance decreased by a net $980,000 in Q1 2013.

CONFERENCE CALL

Management will host a conference call this afternoon at 4:30 pm Eastern Time to discuss these results.
•	(877) 407-9753 (Domestic) or
•	(201) 493-6739 (International)

The conference call will also be accessible via the following link:
http://www.investorcalendar.com/IC/CEPage.asp?ID=170877

ABOUT GSE SYSTEMS, INC.

GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the energy and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations. GSE’s products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Madison, New Jersey; Cary, North Carolina; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; Glasgow, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Jim Eberle	Devin Sullivan
Chief Executive Officer	Senior Vice President
GSE Systems Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

Thomas Mei, Account Executive
(212) 836-9614
tmei@equityny.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)
	Three Months ended
	March 31,
	2013	2012

Contract revenue	$12,383	$13,389
Cost of revenue	9,302	9,470

Gross profit	3,081	3,919

Selling, general and administrative	4,165	3,486
Depreciation	153	137
Amortization of definite-lived intangible assets	52	78
Operating expenses	4,370	3,701

Operating income (loss)	(1,289)	218

Interest income, net	39	51
Gain on derivative instruments, net	267	400
Other income (loss), net	(105)	86

Income (loss) before income taxes	(1,088)	755

Provision for income taxes	70	225

Net income (loss)	$(1,158)	$530

Basic income (loss) per common share	$(0.06)	$0.03
Diluted income (loss) per common share	$(0.06)	$0.03

Weighted average shares outstanding - Basic	18,340,554	18,395,585
Weighted average shares outstanding - Diluted	18,340,554	18,468,818

GSE SYSTEMS, INC AND SUBSIDIARIES
Selected balance sheet data
	(unaudited)
	March 31, 2013	December 31, 2012

Cash and cash equivalents	$18,708	$22,386
Restricted cash - current	751	743
Current assets	45,955	50,057
Long-term restricted cash	1,182	1,192
Total assets	58,487	62,564

Current liabilities	$17,728	$20,275
Long-term liabilities	831	1,459
Stockholders' equity	39,928	40,830

EBITDA Reconciliation

EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended
	March 31,
	2013	2012

Net income (loss)	$(1,158)	$530
Interest income, net	(39)	(51)
Provision for income taxes	70	225
Depreciation and amortization	205	215
EBITDA	$(922)	$919